Exhibit 99.1

(NYSE Listed: PPO) Investor Presentation April 2009

These materials include "forward-looking statements". All statements other than statements of historical facts included in these materials that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about Polypore International's plans, objectives, strategies and prospects regarding, among other things, the financial condition, results of operations and business of Polypore International and its subsidiaries. We have identified some of these forward-looking statements with words like "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in these materials will be important in determining future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including with respect to Polypore International, the following, among other things: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under environmental laws; the failure in protecting our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; absence of expected returns from the amount of intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Since our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward looking statements, we cannot give any assurance that any of the events anticipated by the forward looking statements will occur or, if any of them do, what impact they will have on Polypore International's results of operations and financial condition. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of these materials. We do not undertake any obligation to update these forward looking statements in these materials to reflect new information, future events or otherwise, except as may be required under federal securities laws. This presentation contains certain non-GAAP financial measures, including Adjusted EBITDA. For more information regarding the computation of Adjusted EBITDA and reconciliation to the most directly comparable GAAP measure, see the information and table at the end of the presentation. Safe Harbor Statement

Polypore Overview ROBERT TOTH President & Chief Executive Officer

Polypore is a leading global high technology filtration company specializing in microporous membranes

Polypore is well positioned for long-term growth Leading market positions Our markets have an attractive mix of growth and stability characteristics Proven innovation through a breadth of proprietary process and product technology Global infrastructure and customer base Polypore is well positioned to capitalize on growing and sustainable demand associated with mobile & portable energy and purity as it relates to high performance filtration

Leading positions in our business segments Lead acid battery separators for... Auto/truck Forklifts Backup power Polypore separator Lithium battery separators for... Portable hand-held devices Power tools Hybrid electric vehicles Hemodialysis Blood oxygenation Plasmapheresis Liquid filtration Gasification Degasification Various separations ENERGY STORAGE Ion Exchange Membranes 2008 Sales $450mm TRANSPORTATION & INDUSTRIAL 2008 Sales $348mm ELECTRONICS 2008 Sales $102mm SEPARATIONS MEDIA High Performance Filtration 2008 Sales $160mm HEALTHCARE 2008 Sales $103mm INDUSTRIAL & SPECIALTY 2008 Sales $57mm 2008 Sales $611mm 2008 Adj EBITDA* $176mm * Includes $0.5 million for the pro forma impact of the Microporous and Yurie-Wide acquisitions as defined in Polypore's senior secured credit facility

Differentiation in high performance filtration increasingly depends on membrane technology Polypore products Flat sheet Hollow fiber Tubular Modules Phase separation Dry stretch Multi-layer Multiple polymers Water & beverage filtration Semiconductor and flat panel display manufacturing Lithium batteries Pharmaceutical manufacturing Applications Polypore processes Polypore has a breadth of proprietary process and product technologies

High growth market with significant upside potential Energy Storage - Electronics Membrane separators for lithium batteries Emerging substantial growth opportunities Low Lithium-ion penetration High

Nickel Lithium-ion Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Totals (invisible) Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 Base Year 2008 17 0 17 50 2009 10 8 18 70 2010 1 9 10 80 2011 and beyond 0 13 13 Available/planned HEV/EV new model launches Representative OEM participants in lithium-ion programs Emergence of Lithium-ion technology in HEV/EVs Source: Institute of Information Technology, Ltd.; Company management Nickel models available in 2008 New model introductions

Replacement batteries are 80% of sales 1982 439.1 1987 515.2 1992 613.5 1997 677.8 2002 787.2 2006 900 Number of vehicles in operation worldwide Source: WardsAuto.com (through 2004), 2006 based on Company management estimates 1982-2006 CAGR = 3+% Energy Storage - Transportation & Industrial High recurring revenue nature of business due to large replacement market and well positioned in high-growth Asian region millions Membrane separators for lead-acid batteries 1987 1992 1997 2006 Market leader in lead-acid battery separator market Product breadth, scale and global supply capability lead the industry Well-positioned to take advantage of high- growth Asian market Plant expansion in Thailand Production facility in China Recently established presence in India Much greater scale than competitors in Asia Largest technology portfolio in the industry Implemented 2008 restructuring plan

Lead-Acid Battery Separator Business Update 2009 performance expected to be below 2008 results Loss of customer contract on 12/31/2008 OEM and Industrial demand weakness Supply chain management challenges FTC hearing scheduled to begin 5/12/2009

Separations Media - Healthcare Membranes for medical applications Blood Oxygenation >6% market growth Clinically demonstrated best-in-class PUREMA(r) membrane Completed transformation from cellulosics to synthetics Significant growth achieved with PUREMA(r) Critical mass with long-term contract with leading dialyzer manufacturer Unique position as leading independent producer, with broad product line World's leading supplier High switching costs Modest growth New medical treatment methodologies using blood filtration Polypore has leading expertise in blood/membrane interaction Polypore leverages its healthcare membrane technologies to serve broader filtration applications Hemodialysis Plasmapheresis

POLYPORE

Separations Media
– Industrial & Specialty Filtration



Membranes & modules for industrial & specialty applications

	Technology driven growth opportunities	End markets
Liqui-Cel® Contactors	New applications for gas transfer technologies	Semiconductor and flat panel display manufacturing; Ink deaeration
Liqui-Flux® Modules	Forward integrating into hollow fiber-based modules for MF and UF markets	Municipal water treatment; Desalination prefiltration; Wine clarification
OEM membranes	Extending membrane technology to new polymers and configurations	Ultrapure water for microelectronics and pharmaceutical manufacturing; Serum and blood purification; Venting applications in pharmaceutical manufacturing

Growing end markets

- Potable water 5-8% growth*
- Desalination prefiltration 20-25% growth*
- Pharmaceutical /biotechnology 7-10% growth*

Source: Frost & Sullivan; Company management
* Based on U.S. markets

Polypore is well positioned to serve high-growth and high-value membrane filtration opportunities

13

Polypore serves attractive end markets * Excluding Microporous Acquisition, revenue growth was 6% ** Excludes Cellulosic Hemodialysis membrane sales which were discontinued in 2007. Sales were comparable to prior year when including Cellulosics.

Global infrastructure and customer base East Europe 0.35 North America 0.26 Other 0.08 Asia 0.3 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 2008 Net Sales by Geography* Manufacturing facility Sales office Operating headquarters Operations * Net sales by customer location Corydon, IN Charlotte, NC* Owensboro, KY* Selestat, France* Wuppertal, Germany* Tokyo, Japan Shanghai, China Prachinburi, Thailand* Sao Paulo, Brazil Obernberg, Germany Tianjin, China Norderstedt, Germany Seoul, Korea * Indicates technical center in addition to manufacturing facility Piney Flats, TN Feistritz, Austria Shenzhen, China Bangalore, India

Solid 2008 Business Performance Aside from challenges in the lead-acid business, solid 2008 financial performance in difficult macroeconomic environment 2008 Adjusted EBITDA growth from $155 million in 2007 to $176 million* in 2008 Net debt/Adjusted EBITDA reduced from 6.8x pre-IPO to 4.1x at 2008 year-end Above market growth in lithium separators Opened new lithium separator facility in Charlotte, NC Acquired new lithium separator technology and facility in South Korea Significant growth in sales of PUREMA(r) synthetic hemodialysis membranes Acquisition of Microporous Products Broadened technology portfolio, product breadth and participation in deep-cycle industrial battery market Complementary to lead-acid portfolio and common customer base Strategically strengthened presence in Asia - highest growth region for lead-acid battery separators Capacity expansion at lead-acid separator facility in Thailand (largest of its type in Asia) Established Polypore as the only major producer with presence in India * Includes $0.5 million for the pro forma impact of the Microporous and Yurie-Wide acquisitions as defined in Polypore's senior secured credit facility

Current Macro-Economic Environment High recurring revenue base of business Lead-acid replacement business (approximately 80% of transportation) less affected by economy Healthcare largely unaffected by economy A majority of our filtration business (food, beverage and pharma) is less sensitive to the economy. A smaller portion (microelectronics) is more tied to economic cycles In the short-term, lithium business (primarily consumer electronic devices) is linked to economic activity, however application growth continues Several customers with Q1-2009 fiscal year-ends managing inventory levels

Financials LYNN AMOS Chief Financial Officer

Growing revenue and Adjusted EBITDA Adjusted EBITDA ($ millions) Net sales ($ millions) * Adjusted EBITDA includes $2.0 million of cellulosic restructuring add-backs not allowed in Adjusted EBITDA per the prior Credit Agreement 2000PF 349 2001 229.9 15.9 2002 88 2003 136 2004 159 2005 134 2006* 142 2007 155 2008 176 Energy Storage Separations Media 2000PF 349 2001 229.9 15.9 2002 236 109.4 345 2003 292.8 148.2 441 2004 332.847 157 490 2005 308 123.1 431 2006 341.383 136.705 478.088 2007 379.358 155.31 534.668 2008 450 160 610

Best-in-class Adjusted EBITDA and cash flow margins Cash flow margin* (LTM) Source: Management estimates of peer company information based on public filings (with last twelve month information for the most recent period available for each respective company) Defined as Adjusted EBITDA less capex Adjusted EBITDA margin (LTM) LTM 3-yr avg. Polypore 0.291 0.2762 Millipore 0.232 0.2207 Pall 0.187 0.1863 CLARCOR 0.165 0.1419 Donaldson 0.129 0.1366 LTM 3-yr avg. Polypore 0.212 0.0647 Millipore 0.184 Pall 0.135 CLARCOR 0.133 0.0547 Donaldson 0.099 0.0834

No Material Debt Maturities Until 2012 - If any of the 8.75% bonds due on 5/12/2012 are outstanding on 2/1/2012, then the term loans will mature on that date Polypore has an undrawn $90 million revolver

Cash & Liquidity Summary Strengthened our capital structure over the last 2 years: 2007 IPO proceeds paid off 10.5% senior discount notes Simultaneously refinanced senior debt and revolving credit facilities in covenant-light deal Approximately $170MM in total liquidity between cash on hand and availability under our revolving credit facility at 2008 year-end Cash generating businesses Basic annual cash needs of approximately $100MM. Indicative example: $60MM debt service ($55MM cash interest and $5MM principal payments) $15-$20MM core business CAPEX $10MM cash taxes $10MM misc. items - restructuring, environmental, FTC, etc

Polypore has a large non-cash amortization expense - 2008 EPS impact of approximately $0.31

Polypore is well positioned for long-term growth Leading market positions Our markets have an attractive mix of growth and stability characteristics Proven innovation through a breadth of proprietary process and product technology Global infrastructure and customer base Polypore is well positioned to capitalize on growing and sustainable demand associated with mobile & portable energy and purity as it relates to high performance filtration

APPENDIX

Non-GAAP Supplemental Information Adjusted EBITDA is a non-GAAP financial measure presented herein as a supplemental disclosure to net income and reported results. Adjusted EBITDA is defined in Polypore's credit agreement and represents earnings before interest, taxes, depreciation and amortization and certain non- operating items, business restructuring costs, costs incurred in connection with the purchase of our 10.50% senior discount notes and refinancing of our credit facilities and other non-cash or non-recurring charges. In addition, Adjusted EBITDA includes the pro forma impact of acquisitions as if the acquisitions occurred on the first day of the period presented. For more information regarding the computation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net income please see the attached financial table. Polypore presents Adjusted EBITDA because it believes that it is a useful indicator of its operating performance. Adjusted EBITDA is a measure used in our credit agreement to determine the availability of borrowings under our revolving credit facility. Polypore's management also uses Adjusted EBITDA to review and assess its operating performance in connection with employee incentive programs and the preparation of its annual budget and financial projections. We believe that the use of Adjusted EBITDA also facilitates the comparison of results for current periods with results for past periods.

Appendix A Adjusted EBITDA